Exhibit 99.2

Dear Shareholder,

We had strong performance in Q1, beating the high end of our guidance across all metrics. We achieved $115.7M in ex-TAC Gross Profit, $10.1M in Adjusted EBITDA and $11.2M in Free Cash Flow.

We’re raising the midpoint of our full year 2023 guidance across all metrics. We still expect a step change in financial performance, with over $200M of Adj. EBITDA and over $100M in Free Cash Flow in 2024. We are confident enough in that forecast, that we are announcing a share buyback program of up to $40M in 2023 and that we will continue to pay down our long-term debt. We repaid $30M in April and expect to pay down as much as another $50M this year.

Our strong performance in Q1 was driven by a few things. In our core business - we keep seeing meaningful publisher wins such as Condé Nast, Univision, The Blaze, Kicker in Germany. Our eCommerce business and Taboola News performed better than expected in Q1.

Historically, our revenues are diverse. As a percentage of ex-TAC, ~15% of our business is eCommerce, ~10% is video, ~5% is Taboola News (we distribute our publishers' content into Android devices, similar to Apple News). The rest is core native advertising.

Taboola’s vision is to be the recommendation engine for the open web. Think Amazon, Instagram, TikTok - they are AI-driven recommendation engines, making money from native advertising Ads that look and feel native to their platform. Taboola brings the best of the walled gardens - user experience, data, AI, and advertisers to the brand-safe environment of the open web. Our business is predictable - 90% of our revenues are coming from advertisers working with us directly rather than through ad exchanges. Our partnerships with publishers are exclusive and long-term. Most publishers are on 3-10 year agreements with us, and Yahoo recently partnered with us for 30 years. We reach ~600M active users a day.

We measure our business on ex-TAC Gross Profit, Adj. EBITDA and Free Cash Flow. Over the last 3 years, we’ve grown 20%+ y/o/y on an ex-TAC basis, generated ~30% Adj. EBITDA margin, and converted ~50% to Free Cash Flow when adjusting for publishers prepayments, which we consider to be an investment.

Our core business is strong. We are the partner of choice for over 8,000 publishers. We developed a unique technology optimizing for Life Time Value (LTV), empowering publishers to diversify their revenue streams (eCommerce, subscription, native, header bidding, video). Publishers deploy our AI on their homepage, use our editorial tools, build ecommerce sections, dynamically match content/ads that are relevant, and often we are top 3 revenue sources. Nobody got fired for buying IBM, and publishers grow and renew when they choose Taboola. Over 18,000 advertisers use Taboola to grow their business.

We are (laser) focused on four key priorities, each representing a $1B opportunity for us. Performance advertising is our top priority because it affects our yield, and can make Taboola’s revenues 3-5x bigger over time even if we do not add a single publisher. We are seeing advertisers, big and small, looking to outsmart vs. outspend. Therefore, being good at performance advertising, and helping advertisers be successful is more important now than ever. Then, we have Bidding (Microsoft and other digital properties.) eCommerce. Then, of course,there  is Yahoo, where we’re working on accelerating our launch.

Once Yahoo is 100% live in 2024, we expect a ~$2.5B revenue run-rate which is still a small portion of the $70B Open Web Market. There is a lot of growth for us to capture. As it relates to whether there is a recession or not, we assume yield to be flat this year and in 2024. We think it’s conservative.

An inspiring and energizing month with our engineers in Israel

I believe in making things personal. We encourage everyone at Taboola to get closer to our clients and to each other, we call it “Zero distance”. In that spirit, once a year, I fly to Israel and spend an entire month with our engineering and product management teams. I get direct access to our teams, joining tech working sessions every day, and they get my global view of the business. It was incredible. The culture, the energy, the hard work and focus on our top four priorities was never so high. We are in a rare position as a company in which the future is in our hands. We don’t need to enter new markets and don’t need to change course. We just need to execute, and we have the best talented people in the world to do that.
One of the things that came up again and again in that visit is how our engineering teams and product managers are no longer thinking about development just in terms of how good the code is, or how feature rich the product is, but mainly in terms of clients’ adoption and impact. We have over 700 people in Israel, and they are obsessed about understanding how the products they build are helping our partners and clients.

Taboola Core Business

As a reminder, our core business, which we’ve been operating for more than a decade, consists of publishers working with us globally, exclusively, and for 3-10 years as their native advertising partner,  using our Life Time Value (LTV) platform to help them reach their broad objectives. We generate revenues from advertisers working with us to drive sales by appearing on our publishers' sites. You’ve seen us before. If you’ve ever visited

CNBC, Time.com or The BBC, you’ve discovered news, products and paid offerings by advertisers from the open web. This market is estimated to be $70B, and we think we have a meaningful competitive advantage in it. I started Taboola 15 years ago, and though we were not the first in our nearly anything, we became a partner of choice across the board. Our growth has been driven by our team’s obsession for our clients’ success, focus on execution and technological advantage.

In our core - we monitor our momentum based on new and renewed publisher partnerships, and usage of our technology, optimizing for Life Time Value. This includes offerings such as Newsroom our editorial platform, which is now used by 3,500 editors and writers, homepage personalization (“Homepage For You”) and more. We look at ex-TAC Margin as a proxy for our technological advantage over other advertising companies in the open web.

Publisher momentum remains strong. In the past quarter, we won or announced signed publishers’ partnerships all across the globe. Some key new or competitive wins include some of the world’s largest names like Univision, Conde Nast, L’Express, Kicker, Funke, and Dumont. We renewed relationships with well-known publishers including Sinclair, Advance Local, O Dia, Slate France, and Seven West Media as well.

Four Key Company Priorities:
Performance Advertising, Bidding, eCommerce, and Yahoo

I mentioned briefly our four growth engines: performance advertising, bidding, eCommerce and Yahoo. These are where we have the most to gain as a company to further drive growth in years to come. Below, I’ll elaborate more on each.

Performance Advertising
As a reminder, the vast majority of Taboola’s revenues come from advertisers who buy from Taboola directly, using our AI. About 10% of our revenues come from programmatic partners such as Google, TTD, Amazon, and others.

Our two objectives are to get new advertisers to be successful when they try Taboola, and to get existing advertisers to stay with us and spend more as measured with NDR.

The market is massive, millions of advertisers buying on Google and Meta, and hundreds of thousands buying on companies like Snap. Taboola has thousands of advertisers, so we know we can provide value at scale, and we know that we have a lot of room to grow. Our main focus is on improving AI and workflows to make it easier for advertisers to work and succeed with us. I always tell my team — it should be as easy to work with us and find success as it is with Meta, or Google.

When advertisers succeed with us, our yield on publishers gets higher, which not only improves our financial metrics, but also bolsters our moat as we become even more competitive, and thus able to provide our advertisers with high quality supply. Advertisers success → higher yield → more publishers wins → more data/users-clicks/conversions for advertisers (and again, and again).

About 2 quarters ago, we grew our engineering resources working on performance advertising from 50 to 200 given the upside we think there is here for us.

On the Creative track, we are focusing on helping advertisers to easily get titles, thumbnails, and landing pages that can work for them. Here, being bigger gives us an advantage because we can use our historic data to produce best practices for new and existing advertisers. Specifically we rolled out Generative AI that is now available in beta on Taboola Ads, getting adoption and already being used by hundreds of advertisers. We can create titles and thumbnails in a unique way with prompts – it uses historical data for things we’ve seen are successful, and generates unique new creatives advertisers can select and use. We just completed a Hackathon focused on Generative AI, and are working on more things we can offer advertisers with this cutting edge technology . It’s quite exciting, and I suspect the industry as well as Taboola will iterate fast withGenerative AI, both internally as it relates to productivity, and externally with clients.

Bidding into “display inventory”
We estimate that the 8,000+ publishers in our core business generate display revenues of ~$20B a year. We think that we can access our publishers’ display inventory with our Header Bidding solution, and win about 5-10% of the auctions given our advantage in AI, first party data and other data. This will make us even more valuable partners for our publishers, increasing our payments to them as well as our share of wallet, while providing our advertisers with even more scale.

We have 3 areas where we bid: (1) Microsoft/MSN - this launched in April of last year; (2) publisher partners using our core solutions where we have first party advantage; and (3) publishers not currently using our core solutions where we have unique demand but not first party advantage. We believe that as Yahoo launches, we’ll be able to also partner with Yahoo on bidding as well.

Today, we generate hundreds of millions of dollars from bidding, which includes our business with Microsoft, as well as our new header bidding offering. But it’s still very much a startup within Taboola and we think we can grow it meaningfully. The reason to get excited here is mainly because as the world moves to a much more “privacy-driven environment” with no cookies and IDFA, we have a huge advantage being hard coded on the page. This means much more user knowledge than tag based competitors that aren't hard coded. The code on page in our whole network plus the 30 years deal with Yahoo makes our 1P data incomparable in quality and scale. Beyond that, the e-commerce 1st part data from Connexity is another competitive edge that no competitor has. Most ad tech companies in the world don’t know that, and this is  why privacy is a good trend for Taboola’s future.

This again is very much a startup within Taboola compared to some companies where all they do is act as a bidder/DSP. We’re laser focused on the 50+ publishers we’re testing with before rolling it out to the rest of our network. I’m optimistic about what we’re seeing.

eCommerce (bringing retailers to the open web)
As a reminder, this is where we offer retailers the opportunity to find clients on the open web on publishers’ sites. eCommerce is beating our expectations this quarter, and it’s impressive to see the strength and durability of it. This represents a big upside to both retailers and publishers as users very much trust their local and national sites, and if those review a product, or an offering (such as financial services, travel, education, etc), there is an opportunity to make a positive impact for people as they make decisions they truly care about.

There are 3 pillars to eCommerce - content creation, driving traffic to it, and monetization. Over the last 6 months, we’ve launched “eCommerce in a box” with the launch of Taboola Turnkey Commerce. Every publisher that wants to get into eCommerce, but has little or no content attractive to retailers, can now do it with Taboola. Taboola does all of the work for the publishers, from using our data to know which content makes sense for us to write on behalf of the publisher, to driving traffic to it, and of course monetizing it with relationships with merchants and service providers.

Last quarter we announced our first two publisher partners for this initiative: TIME and Advance Local. While early, both launches are off to a good start. Traffic to the Taboola Turnkey Commerce sections of both sites is already growing rapidly and monetization has begun. Both partners have expressed satisfaction with the quality of the content. The launch of TIME in early April went very well, the site was launched with 100+ articles in personal finance, and we plan to launch the eCommerce site in May.

Yahoo

At our information session that we held in March of this year, we explained the process of integrating Yahoo into the Taboola network in four specific phases:

●	Phase 0: Close and plan - get necessary approvals to close the transaction and create an integration plan.
●	Phase 1: Build and test - develop the technical infrastructure to allow Gemini ad spend through Taboola’s platform and test on single-digit percentages of demand.
●	Phase 2: Ramp and transition - gradually transition ad spend and supply from Gemini to Taboola- expected to begin second half of 2023 and finish by mid-2024.
●	Phase 3: Optimize and grow - pursue ongoing optimizations and growth opportunities.

Since the event, we have transitioned into Phase 1 from Phase 0. The Taboola team is interacting daily with Yahoo to thoughtfully migrate advertisers into the Taboola platform in such a way as to prioritize retention of Yahoo’s advertisers.  The schedule remains on-track with our expectations. We are working on accelerating our roll out so we can capture revenue faster.

While we continue to operate a profitable business, we have massive further profit potential. We are laying the groundwork for Y! integration. This includes people, infrastructure and commercial efforts that are not translating into current revenues and profits. At the same time we know what’s coming - we have a great partner in Y! and we are excited to be able to start serving them and their advertisers, and realize the strategic and financial potential of these investments.

Q1 Financial Performance

Let me finish by sharing our financial results for Q1 ‘23.

(dollars in millions)	Q1 2023 Actuals	Q1 2023 Guidance
Revenues	$327.7	$299 - $325
Gross profit	$89.6	$76 - $88
ex-TAC Gross Profit*	$115.7	$103 - $115
Adjusted EBITDA*	$10.1	($6) - $6
Non-GAAP Net Income (Loss)*	($4.1)	($23) - ($11)

We exceeded the high end of the range on all guidance metrics. In addition to the reasons discussed above, we saw overperformance particularly in the U.S. and LATAM. eCommerce continues to impress, taking the momentum of the last several quarters of 2022 into this year. We’re seeing strong spend from some of our key partners, such as Walmart, Wayfair, and Macy’s, as advertisers increase the focus on immediate returns on their advertising spend. This benefits bottom of funnel channels, which for Taboola means our eCommerce offerings. Our teams have achieved this revenue performance while improving cost efficiency, indicated by Adjusted EBITDA and Non-GAAP Net Income (Loss) overperformance versus guidance outpacing Revenues and ex-TAC Gross Profit.

Q2 and FY 2023, 2024 Guidance

Below is our Q2 2023, full year 2023 and 2024 guidance. Our outlook assumes that the online advertising market will continue at current levels, but does not significantly get better or worsen. In addition, we assume that we will invest in our Yahoo partnership but, to be conservative, do not factor in the associated revenues. It also assumes continued investment in our key company’s  priorities of performance advertising, bidding and eCommerce. We expect to have positive Free Cash Flow in 2023. We also believe our investments will start to show returns in 2024 and, while we are not fully guiding, we expect to generate at least $200M in Adjusted EBITDA and $100M in Free Cash Flow in 2024, despite being a partial year for Yahoo.

	Q2 2023 Guidance	FY 2023 Guidance
Unaudited
(dollars in millions)
Revenues	$296 - $322	$1,427 - $1,469
Gross profit	$78 - $88	$418 - $436
ex-TAC Gross Profit*	$105 - $115	$529 - $546
Adjusted EBITDA*	($4) - $6	$65 - $80
Non-GAAP Net Income (Loss)*	($26) - ($16)	($5) - $10

For more information on our Q1 results, Q2 2023 and FY23 guidance, please see our Q1 2023 earnings press release, which was furnished to the SEC and also posted on Taboola’s website today at https://investors.taboola.com.

*          *          *

In Summary

I’m energized about our position in the market. I think we have an opportunity to build the first large scale, “must buy”, open web company which publishers and advertisers can rely on. Google for search, Meta for social, and Taboola for the open web. We are fully focused on our four key company priorities (performance advertising, bidding, eCommerce, Yahoo). We are lean and execute on our plans. Once Yahoo is 100% live we expect to be at a $2.5B revenue run-rate. This will still be a small portion of the $70B Open Web market, so there is a lot of growth for us to capture. What I tell Taboola’s employees is that at our size, we have all we need to execute and reach our financial objectives. These are times to lay low and execute - that’s all we care about now.

We look forward to interacting with many of you over the next few weeks.

Kind regards,
-- Adam Singolda
Founder & CEO Taboola

*About Non-GAAP Financial Information

This letter includes ex-TAC Gross Profit, Adjusted EBITDA, Ratio of Adjusted EBITDA to ex-TAC Gross Profit, Free Cash Flow, Non-GAAP Net Income (Loss), which are non-GAAP financial measures. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to revenues, gross profit,net income (loss), cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies.

The Company believes non-GAAP financial measures provide useful information to management and investors regarding future financial and business trends relating to the Company. The Company believes that the use of these measures provides an additional tool for investors to use in evaluating operating results and trends and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which items are excluded or included in calculating them. Please refer to the appendix at the end of this letter for reconciliations to the most directly comparable measures in accordance with GAAP.

**About Cash Investment in Publisher Prepayments (Net)

We calculate cash investment in publisher prepayments (net) for a specific measurement period as the gross amount of cash publisher prepayments we made in that measurement period minus the amortization of publisher prepayments that were included in traffic acquisition cost during that measurement period, which were the result of cash publisher prepayments made in that measurement period and previous periods.

Note Regarding Forward-Looking Statements

Certain statements in this letter are forward-looking statements. Forward-looking statements generally relate to future events including future financial or operating performance of Taboola.com Ltd. (the “Company”). In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “guidance”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “target”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Uncertainties and risk factors that could affect the Company’s future performance and cause results to differ from the forward-looking statements in this letter include, but are not limited to: the ability to recognize the anticipated benefits of the Connexity acquisition and the business combination between the Company and ION Acquisition Corp. 1 Ltd. (together, the “Business Combinations”), which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; the Company’s ability to successfully integrate the Connexity acquisition; costs related to the Business Combinations; changes in applicable laws or regulations; the Company’s estimates of expenses and profitability and underlying assumptions with respect to accounting presentations and purchase price and other adjustments; the extent to which we will voluntarily prepay additional long-term debt or buyback any of our ordinary shares pursuant to authority granted by the Company’s Board of Directors, which may depend upon market and economic conditions; other business opportunities and priorities; and, with respect to the buyback of our ordinary shares, the availability of sufficient continuing authority being approved and re-approved as necessary by the Tel Aviv District Court Economic Department to permit share buybacks (and our continued use of a net issuance mechanism to satisfy tax withholding obligations related to equity-based compensation on behalf of our directors, officers and other employees) or other factors; the Company’s ability to transition to and fully launch the native advertising service for Yahoo on the currently anticipated schedule or at all; the timing and amount of any margin, profitability, cash flow or other financial contributions resulting from the integration of Yahoo with our service; the risk that the Yahoo integration results in a decline in the Company’s financial performance during the preparation and roll out of the new service and beyond; the ability to generate or achieve the financial results, including the increase in Adjusted EBITDA and Free Cash Flow in 2024 or our expected revenue run-rate once Yahoo is live, in each case to the levels assumed in this letter or at all; ability to transform the Company into an alternative to the walled gardens in the Open Web; the ability to become the largest open web advertising company in the world by revenue; ability to attract new digital properties and advertisers; ability to meet minimum guarantee requirements in contracts with digital properties; intense competition in the digital advertising space, including with competitors who have significantly more resources; ability to grow and scale the Company’s ad and content platform through new relationships with advertisers and digital properties; ability to secure high quality content from digital properties; ability to maintain relationships with current advertiser and digital property partners; ability to make continued investments in the Company’s AI-powered technology platform; the need to attract, train and retain highly-skilled technical workforce; changes in the regulation of, or market practice with respect to, “third party cookies” and its impact on digital advertising; continued engagement by users who interact with the Company’s platform on various digital properties; reliance on a limited number of partners for a significant portion of the Company’s revenue; changes in laws and regulations related to privacy, data protection, advertising regulation, competition and other areas related to digital advertising; ability to enforce, protect and maintain intellectual property rights; and risks related to the fact that we are incorporated in Israel and governed by Israeli law; and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 under Part 1, Item 1A “Risk Factors” and in the Company’s subsequent filings with the Securities and Exchange Commission.

Nothing in this letter should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no duty to update these forward-looking statements except as may be required by law.

  APPENDIX: Non-GAAP Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR THE THREE
MONTHS ENDED MARCH 31, 2023 AND 2022 (Unaudited)

The following table provides a reconciliation of revenues to ex-TAC Gross Profit.

	Three months ended March 31,
	2023	2022
	(dollars in thousands)
Revenues	$327,686	$354,726
Traffic acquisition cost	211,946	216,498
Other cost of revenues	26,148	26,198
Gross profit	$89,592	$112,030
Add back: Other cost of revenues	26,148	26,198
ex-TAC Gross Profit	$115,740	$138,228

The following table provides a reconciliation of net income (loss) to Adjusted EBITDA.

	Three months ended March 31,
	2023	2022
	(dollars in thousands)
Net income (loss)	$(31,313)	$3,888
Adjusted to exclude the following:
Finance (income) expenses, net	3,154	(11,195)
Income tax benefit	(639)	(392)
Depreciation and amortization	22,601	22,676
Share-based compensation expenses	13,527	17,039
Holdback compensation expenses (1)	2,555	2,790
M&A and other costs (2)	237	50
Adjusted EBITDA	$10,122	$34,856

1 Represents share-based compensation due to holdback of Taboola Ordinary shares issuable under compensatory arrangements relating to Connexity acquisition.
2 Includes commercial agreement asset acquisition costs.

We calculate Ratio of net income (loss) to gross profit as net income (loss) divided by gross profit. We calculate Ratio of Adjusted EBITDA to ex-TAC Gross Profit, a non-GAAP measure, as Adjusted EBITDA divided by ex-TAC Gross Profit. We believe that the Ratio of Adjusted EBITDA to ex-TAC Gross Profit is useful because TAC is what we must pay digital properties to obtain the right to place advertising on their websites, and we believe focusing on ex-TAC Gross Profit better reflects the profitability of our business. The following table reconciles Ratio of net income (loss) to gross profit and Ratio of Adjusted EBITDA to ex-TAC Gross Profit for the period shown.

	Three months ended March 31,
	2023	2022
	(dollars in thousands)
Gross profit	$89,592	$112,030
Net income (loss)	$(31,313)	$3,888
Ratio of net income (loss) to gross profit	(35.0%)	3.5%

ex-TAC Gross Profit	$115,740	$138,228
Adjusted EBITDA	$10,122	$34,856
Ratio of Adjusted EBITDA margin to ex-TAC Gross Profit	8.7%	25.2%

The following table provides a reconciliation of net income (loss) to Non-GAAP Net Income (loss)*.

	Three months ended March 31,
	2023	2022
	(dollars in thousands)
Net income (loss)	$(31,313)	$3,888
Amortization of acquired intangibles	15,969	15,780
Share-based compensation expenses	13,527	17,039
Holdback compensation expenses (1)	2,555	2,790
M&A and other costs (2)	237	50
Revaluation of Warrants	(1,676)	(14,042)
Foreign currency exchange rate losses (3)	429	216
Income tax effects	(3,829)	(3,626)
Non-GAAP Net Income (Loss)	$(4,101)	$22,095

* Three months ended March 31, 2022 have been adjusted to exclude the impact of foreign currency exchange rates to be consistent with current period presentation.

1 Represents share-based compensation due to holdback of Taboola Ordinary shares issuable under compensatory arrangements relating to Connexity acquisition.
2  Includes commercial agreement asset acquisition costs.
3 Represents income or loss related to the remeasurement of monetary assets and liabilities to the Company's functional currency using exchange rates in effect at the end of the reporting period.

The following table provides a reconciliation of net cash provided by operating activities to Free Cash Flow.

	Three months ended March 31,
	2023	2022
	(dollars in thousands)
Net cash provided by operating activities	$17,524	$8,123
Purchases of property and equipment, including capitalized internal-use software	(6,350)	(6,902)
Free Cash Flow	$11,174	$1,221

APPENDIX: Non-GAAP Guidance Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q2 2023 AND
FULL YEAR 2023 GUIDANCE

(Unaudited)

The following table provides a reconciliation of projected gross profit to ex-TAC Gross Profit.

	Q2 2023 Guidance	FY 2023 Guidance
Unaudited
(dollars in millions)
Revenues	$296 - $322	$1,427 - $1,469
Traffic acquisition cost	($191) - ($207)	($898) - ($923)
Other cost of revenues	($27) - ($27)	($110) - ($111)
Gross profit	$78 - $88	$418 - $436
Add back: Other cost of revenues	$27 - $27	$110 - $111
ex-TAC Gross Profit	$105 - $115	$529 - $546

Although we provide a projection for Free Cash Flow, we are not able to provide a projection for net cash provided by operating activities, the most directly comparable GAAP measure. Certain elements of net cash provided by operating activities, including taxes and timing of collections and payments, are not predictable therefore projecting an accurate forecast is difficult. As a result, it is impractical for us to provide projections on net cash provided by operating activities or to reconcile our Free Cash Flow projections without unreasonable efforts. Consequently, no disclosure of projected net cash provided by operating activities is included. For the same reasons, we are unable to address the probable significance of the unavailable information.

APPENDIX: Assumptions: If Yahoo Were On Taboola Network For FY 2022

All numbers are management estimates based on the following assumptions and sources:

●
Revenue baseline is equal to the expected FY 2022 financials for TBLA at guidance midpoint (66% of combined Revenues) + FY 2022 expected financials for Yahoo Native supply* that will be serviced by TBLA (34% of combined Revenues)

●	Revenue uplift on Yahoo supply from improved yield due to the application of Taboola technology and data
●	Revenue uplift on stand-alone Taboola supply from improved yield due to advertiser demand from Yahoo and additional data
●	Operating expenses based on bottom up model of resources needed to support deal
●	Assumes no ramp up time - numbers assume Yahoo is part of Taboola network from the beginning of 2022 and assumes uplifts and operating expenses start from the beginning of the year

* Yahoo Q1 to Q3 2022 actuals, plus Yahoo forecast for Q4 2022